Exhibit 99.1

Telomir Pharmaceuticals Secures $5.6 Million Financing as Billionaire Entrepreneur John Paul DeJoria Increases Investment in the Company

Common Stock PIPE Strengthens Telomir’s Capital Position as Company Advances Telomir-Zn into Clinical Development Under FDA-Cleared IND in Triple-Negative Breast Cancer (TNBC)

MIAMI, Oct. 6, 2026 (GLOBE NEWSWIRE) — Telomir Pharmaceuticals, Inc. (NASDAQ: TELO), a clinical-stage biotechnology company developing small-molecule therapeutics targeting epigenetic and metabolic drivers of cancer, today announced an approximately $5.6 million private investment in public equity (PIPE) financing through the issuance of common stock, without any accompanying investor warrants or convertible securities.

The financing includes an additional $1.0 million investment from billionaire entrepreneur and existing significant shareholder John Paul DeJoria, co-founder of John Paul Mitchell Systems and Patrón Spirits. Other existing shareholders and new investors also participated in the financing.

DeJoria most recently reported beneficial ownership of approximately 3.55 million shares, representing approximately 5.0% of Telomir’s outstanding common stock. His additional $1.0 million investment further increases his investment in Telomir as the Company advances its lead program into clinical development.

“I have always looked for opportunities that can do the greatest good for the greatest number of people, and that is part of what attracted me to Telomir,” said John Paul DeJoria. “Cancer continues to take an enormous toll on patients and families, and there remains a need for new approaches that can potentially improve the way we treat this disease. Telomir is pursuing a different scientific approach, and with the Company now moving into human clinical trials, I am pleased to increase my investment and support the team as they work to determine what Telomir-Zn may be able to do for patients.”

Alexander Capital, L.P. acted as placement agent for the financing. The Company expects to receive aggregate gross proceeds of approximately $5.6 million, before deducting placement agent fees and other offering expenses.

Financing Terms

Under the terms of the financing, Telomir issued 4,843,300 shares of common stock at a purchase price of $1.16 per share, representing a 5% discount to the applicable 10-day volume-weighted average price (VWAP). The financing resulted in aggregate gross proceeds to the Company of approximately $5.6 million, before deducting placement agent fees and other offering expenses.

Investors in the financing purchased common stock at a fixed price, with no accompanying investor warrants, convertible securities, or variable-price or reset features.

The securities were issued in a private placement. Telomir has agreed to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares issued in the financing, subject to the terms of the Registration Rights Agreement.

The Company intends to use the net proceeds primarily to support the clinical development of Telomir-Zn, including its Phase 1/2 clinical program in advanced or metastatic triple-negative breast cancer (TNBC), as well as for working capital and general corporate purposes.

“We have been very deliberate about how and when we access the capital markets,” said Erez Aminov, Chairman and CEO of Telomir. “Our strategy is to raise capital around meaningful milestones, deploy it toward value-driving objectives and progressively de-risk the program, while remaining mindful of our existing shareholders. As Telomir enters clinical development, our focus is on execution: deploying this capital efficiently to advance Telomir-Zn through its Phase 1/2 clinical program, generate meaningful human data and position the Company strongly for the milestones ahead.”

Strengthening Telomir’s Position for Clinical Execution

The financing comes as Telomir advances Telomir-Zn, its lead investigational oral small molecule, into human clinical evaluation. The U.S. Food and Drug Administration has cleared Telomir’s Investigational New Drug (IND) application for Telomir-Zn, enabling the Company to proceed with its first-in-human Phase 1/2 clinical trial in patients with advanced or metastatic TNBC.

TNBC is an aggressive form of breast cancer defined by the absence of three common therapeutic targets, estrogen receptors, progesterone receptors, and HER2, limiting the applicability of many targeted treatments used in other forms of breast cancer. Patients with advanced or metastatic disease continue to face a significant need for additional treatment options.

The multicenter, open-label Phase 1/2 study is designed to move Telomir-Zn from initial human dosing through dose selection and into an efficacy-focused expansion. The Phase 1 portion will evaluate safety, tolerability, and dose selection while also assessing pharmacodynamic biomarkers and preliminary signals of antitumor activity. The Phase 2 expansion is designed to build on those findings with a greater focus on efficacy, providing an initial clinical proof-of-concept assessment of Telomir-Zn in advanced or metastatic TNBC.

A New Epigenetic Approach to Treating Cancer

Telomir-Zn is being developed as a potentially first-in-class oral epigenetic therapy designed to modulate intracellular metal homeostasis, particularly iron and copper, and influence gene-control pathways implicated in cancer. Preclinical studies have demonstrated inhibition of multiple iron-dependent histone demethylases (KDMs), supporting the Company’s hypothesis that Telomir-Zn may help restore more normal epigenetic regulation and potentially reactivate tumor-suppressor pathways that cancer has silenced.

About Telomir Pharmaceuticals

Telomir Pharmaceuticals, Inc. (NASDAQ: TELO) is a clinical-stage biotechnology company developing small-molecule therapeutics targeting epigenetic and metabolic pathways implicated in cancer. The Company’s lead program, Telomir-Zn, is designed to modulate intracellular metal homeostasis and epigenetic regulation and has received Investigational New Drug clearance from the U.S. Food and Drug Administration for a Phase 1/2 clinical trial in patients with advanced or metastatic triple-negative breast cancer. For more information, please visit https://telomirpharma.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “can,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “potential,” “intend,” “seek,” “target,” and other words of similar meaning, although not all forward-looking statements include these words.

Forward-looking statements may include, but are not limited to, statements regarding the therapeutic potential, mechanism of action, development plans, regulatory pathway, safety profile, clinical utility, market opportunity, and future development of Telomir-1 (Telomir-Zn) and the Company’s other product candidates. Forward-looking statements may also include statements regarding the anticipated closing of the financing described herein, the expected proceeds from and intended use of such proceeds, the significance of the published preclinical findings, the relevance of such findings to the Company’s oncology development programs, the advancement of the Company’s Phase 1/2 TNBC clinical trial, and the potential applicability of Telomir-Zn across multiple disease areas.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections, as well as management’s beliefs and assumptions, and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to preclinical and clinical development, the ability to obtain regulatory approvals, the outcome of future studies, reliance on third parties, intellectual property protection, financing needs, market conditions, and the other risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K and the Company’s other filings with the U.S. Securities and Exchange Commission (“SEC”).

Forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update or revise such statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at the SEC website and in the “Investors” section of our website, for a discussion of these and other risks and uncertainties.

Private Placement Disclosure

The securities described in this press release are being offered and sold in a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares of common stock issued in the private placement, subject to the terms and conditions of the applicable registration rights agreement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Contact Information

Krystina Quintana

Email: info@telomirpharma.com

Phone: (786) 396-6723